U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 10, 2004



                         STREICHER MOBILE FUELING, INC.
             (Exact name of registrant as specified in its charter)



                                     Florida
                 (State or other jurisdiction of incorporation)



                  000-21825                          65-0707824
          (Commission File Number)        (IRS Employer Identification No.)



                          Streicher Mobile Fueling, Inc.
                          800 W. Cypress Creek Rd., Suite 580
                          Fort Lauderdale, Florida               33309

                     (Address of principal executive office)   (Zip Code)



      Registrant's telephone number, including area code: (954) 308-4200

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

      Streicher Mobile Fueling, Inc., the Registrant, issued a press release on August 10, 2004. The text of that press release is as follows:

SMFStreicher Mobile Fueling, Inc.
800 WEST CYPRESS CREEK ROAD, SUITE 580
FORT LAUDERDALE, FLORIDA 33309
                                                                  NEWS RELEASE
--------------------------------------------------------------------------------
CONTACT:    RICHARD E. GATHRIGHT                      PETER SELTZBERG
            CHAIRMAN AND CHIEF EXECUTIVE OFFICER      CAMERON ASSOCIATES, INC.
            954-308-4200                              212-245-8800


                         STREICHER MOBILE FUELING, INC.
                        ANNOUNCES LATEST MARKET EXPANSION

FT. LAUDERDALE, FL, AUGUST 10, 2004 - STREICHER MOBILE FUELING, INC. (NASDAQ:
FUEL and FUELW), an outsourced refueling and fuel management solution for vehicle and equipment fleets, today announced plans to enter the eastern Pennsylvania market. Responding to significant orders and customer interest in that region, the Company will open an initial Harrisburg hub and will begin serving customers there later this month.

The Company, which opened a Baltimore, Maryland division this past spring to serve the Baltimore metropolitan area, northern Virginia and Washington, D.C., has been moving additional equipment and resources into the Northeast to meet a demand for its services that is growing faster than initially anticipated. The recent market entries into the Carolinas and Northeast, together with demand from new customers in its historical markets, are expected to support growth of the Company's business.

Richard E. Gathright, Chairman and CEO, commented, "As we projected in our third quarter Form 10-Q issued this past May, our business and resulting volumes have continued to increase steadily over the past several months and are expected to contribute to improved financial performance in the fourth quarter which will be reported in the next several weeks. These gains reflect our progress toward achieving the economies of scale we need to reach and sustain profitable operations."

Mr. Gathright added, "We are continuing to evaluate additional markets in the Northeast and other regions of the country as we respond to demands for service and pursue opportunities which meet our business requirements. We are enthusiastic about our growth and the financial traction we are experiencing."

ABOUT STREICHER MOBILE FUELING, INC.

The Company provides mobile fueling and fuel management out-sourced services, primarily to businesses operating fleets of vehicles and equipment. Its specialized truck fleet delivers fuel to customers' locations, refueling vehicles and equipment and/or resupplying storage facilities at competitive service fees and fuel prices. The Company's proprietary electronic fuel tracking system is used to measure, record, and track fuel dispensed to each vehicle and tank fueled at a customer location allowing verification of the amount and type of fuel delivered and providing customers with customized fleet fuel data for management analysis and tax reporting. The Company conducts operations from 16 locations serving metropolitan markets in California, Florida, Georgia, Maryland, North Carolina, Tennessee, Texas, Virginia and Washington, D.C.

FORWARD LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. For example, predictions or statements of belief or expectation concerning the future expansion plans of the Company are "forward looking statements" which should not be relied upon. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Although management believes that the assumptions reflected in such forward-looking statements are reasonable, actual results could differ materially from those projected. There are numerous risks and uncertainties which could cause actual results to differ from those anticipated by the Company, including but not limited to those cited in the "Certain Factors Affecting Future Operating Results" section of the Company's Form 10-K for the year ended June 30, 2003.

                                 * * * * * *
      In accordance with General Instruction B.6 of Form 8-K, the information in this Current Report on Form 8-K is being furnished under Item 12 and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act") or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  August 10, 2004                    STREICHER MOBILE FUELING, INC.



                                          By:   /S/RICHARD E. GATHRIGHT
                                             -----------------------------------
                                                Richard E. Gathright, President